EXHIBIT 23


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-26841) pertaining to the Life USA Holding, Inc. 1990 Stock Option Plan and the Registration Statement (Form S-8 No. 33-38821) pertaining to the Life USA Holding, Inc. Employee Savings Plan of our report dated January 30, 1998 with respect to the consolidated financial statements included in this Annual Report and Form 10-K of Life USA Holding, Inc. for the year ended December 31, 1997.


                                                   /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 13, 1998